UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 5, 2021

ALTA EQUIPMENT GROUP INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38864	83-2583782
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13211 Merriman Road

Livonia, Michigan 48150

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (248) 449-6700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	ALTG	The New York Stock Exchange
Warrants, each exercisable for one share of common stock	ALTG WS	The New York Stock Exchange
Depositary Shares representing a 1/1000th fractional interest in a share of 10% Series A Cumulative Perpetual Preferred Stock, $0.0001 par value per share	ALTG PRA	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

Issuance of 5.625% Senior Secured Second Lien Notes due 2026

On April 1, 2021, Alta Equipment Group Inc. (“Alta” or the “Company”), completed a previously announced private offering of its 5.625% Senior Secured Second Lien Notes due 2026 (the “Notes”). The Notes were sold in a private placement in reliance on Rule 144A and Regulation S under the Securities Act of 1933, as amended, pursuant to a purchase agreement among the Company, the guarantors party thereto (the “Guarantors”) and J.P. Morgan Securities LLC, as representative of the initial purchasers. The Notes are guaranteed by the Guarantors (the “Guarantees” and, together with the Notes, the “Securities”) on a second lien, senior secured basis. The Notes will also be guaranteed by each of the Company’s existing and future domestic subsidiaries that becomes a borrower or guarantor under the Company’s or the Guarantors’ indebtedness, including the Credit Agreements (as defined below), amended and restated concurrently with the closing of the Notes offering. The Notes and the Guarantees are secured, subject to certain exceptions and permitted liens, by second-priority liens on substantially all of the assets of the Company and the Guarantors that secure on a first-priority basis all of the indebtedness under the Company’s ABL Facility (as defined below) and the Floor Plan Facility (as defined below) and certain hedging and cash management obligations, including, but not limited to, equipment, fixtures, inventory, intangibles and capital stock of the Company’s restricted subsidiaries now owned or acquired in the future by the Company or the Guarantors.

The Notes were issued pursuant to an indenture dated April 1, 2021 (the “Indenture”), among the Company, the Guarantors and Wilmington Trust, National Association, as trustee and as collateral agent.  The Notes will bear interest at the rate of 5.625% per annum and will mature on April 15, 2026. Interest on the Notes is payable in cash on April 15 and October 15 of each year, beginning on October 15, 2021.

The Company may at its election redeem all or a part of the Notes on or after April 15, 2023, on any one or more occasions, at the redemption prices set forth in the Indenture, plus, in each case, accrued and unpaid interest thereon, if any, to, but excluding, the applicable redemption date. In addition, at any time prior to April 15, 2023, the Company may on any one or more occasions redeem up to 40% of the aggregate principal amount of the Notes outstanding under the Indenture with the net cash proceeds of one or more equity offerings at a redemption price equal to 105.625% of the principal amount of the Notes then outstanding, plus accrued and unpaid interest thereon, if any, to, but excluding the applicable redemption date. At any time prior to April 15, 2023, the Company may also redeem all or a part of the Notes at a redemption price equal to 100% of the principal amount of the Notes redeemed plus a “make-whole” premium as of, and accrued and unpaid interest, if any, to, but excluding, the date of redemption.

Upon a change of control triggering event, as defined in the Indenture, the Company will be required, subject to certain exceptions, to make an offer to purchase the Notes at a purchase price equal to 101% of the principal amount of the Notes on the date of repurchase, plus accrued and unpaid interest, if any, to, but excluding, the date of repurchase.

Pursuant to an intercreditor agreement between the collateral agent of the Notes and the administrative agent under each of the ABL Facility and the Floor Plan Facility (the “Intercreditor Agreement”), the liens securing the Notes are expressly made junior in priority to all liens that secure the ABL Facility, the Floor Plan Facility and all future first-priority lien debt, including any indebtedness incurred to replace or refinance the ABL Facility or the Floor Plan Facility in accordance with the terms of the Indenture. Pursuant to the Intercreditor Agreement, the second priority liens securing the Notes may not be enforced at any time when any obligations with respect to first-priority lien debt are outstanding, subject to certain limited exceptions. The holders of first-priority lien debt will receive all proceeds from any realization on the collateral up to a cap as set forth in the Intercreditor Agreement.

The Securities rank senior in right of payment to any of the Company’s or the Guarantors’ existing and future subordinated indebtedness; rank equally in right of payment with all of the Company’s or the Guarantors’ existing and future senior indebtedness, including the ABL Facility and the Floor Plan Facility; are effectively senior to all of the Company’s or Guarantors’ existing and future unsecured indebtedness; and are effectively subordinated to all debt that is secured by the collateral that secures the Securities on a first-priority basis to the extent of the value of such collateral. The Securities are also structurally subordinated to all of the existing and future indebtedness and other liabilities (including trade payables) of the Company’s subsidiaries that are not Guarantors.

The Indenture contains restrictive covenants relating to limitations on the Company’s and its subsidiaries’ ability to: incur additional indebtedness or guaranty indebtedness; pay dividends or make other distributions; prepay, redeem or repurchase certain debt; issue certain preferred stock or similar equity securities; make loans and investments; sell assets; incur liens; enter into transactions with affiliates; enter into agreements limiting the Company’s subsidiaries to pay dividends; or consolidate, merger or sell substantially all of the Company’s assets, subject in each case to certain customary exceptions.

The Company used the net proceeds from the sale of the Notes and the new borrowings under the ABL Facility and the Floor Plan Facility, to repay its $147.2 million second lien term loan facility, to repay and refinance a portion of the ABL Facility and the Floor Plan Facility and to pay related fees and expenses.

The above descriptions of the Indenture and the Securities are qualified in their entirety by reference to the Indenture (including the forms of the Notes included therein). A copy of the Indenture and the form of the Notes are filed as Exhibits 4.1 and 4.2, respectively, to this Current Report on Form 8-K.

Amended and Restated Credit Arrangements

On April 1, 2021, in connection with the offering of the Notes, the Company entered into:

(i)  a Sixth Amended and Restated ABL First Lien Credit Agreement, dated April 1, 2021, among the Company, Alta Equipment Holdings, Inc., a Michigan corporation (“Alta”), Alta Enterprises, LLC, a Michigan limited liability company (“Alta Enterprises”), Alta Construction Equipment Illinois, LLC, a Michigan limited liability company (“Alta Construction IL”), Alta Heavy Equipment Services, LLC, a Michigan limited liability company (“Alta Heavy Equipment”), Alta Industrial Equipment Michigan, LLC, a Michigan limited liability company (“Alta Industrial MI”), Alta Construction Equipment, L.L.C., a Michigan limited liability company (“Alta Construction”), Alta Industrial Equipment Company, L.L.C., a Michigan limited liability company (“Alta Industrial Equipment”), NITCO, LLC, a Michigan limited liability company (“NITCO”), Alta Construction Equipment Florida, LLC, a Michigan limited liability company (“Alta Construction FL”), Alta Industrial Equipment New York, LLC, a Michigan limited liability company (“Alta Industrial NY”), Alta Construction Equipment New York, LLC, a Michigan limited liability company, a Michigan limited liability company (“Alta Construction NY”), PEAKLOGIX, LLC, a Michigan limited liability company (“PEAKLOGIX”), the lenders party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent (the “ABL Credit Agreement” and the facility thereunder, the “ABL Facility”); and

(ii)  a Sixth Amended and Restated Floor Plan First Lien Credit Agreement among the Company, Alta, Alta Enterprises, Alta Construction IL, Alta Heavy Equipment, Alta Industrial MI, Alta Construction, Alta Industrial Equipment, NITCO, Alta Construction FL, Alta Industrial New York, Alta Construction New York, PEAKLOGIX, the lenders party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent (the “Floor Plan Credit Agreement” and the facility thereunder, the “Floor Plan Facility”).

ABL Facility

The ABL Facility is an asset-based revolving loan facility that provides for borrowings of up to the lesser of $350 million or the borrowing base, in each case, less outstanding loans and letters of credit. The ABL Facility has a maturity date of the earlier of (a) April 1, 2026, or (b) December 1, 2025 if the Notes remain outstanding on December 1, 2025.

Amounts outstanding, if any, under the ABL Facility bear interest at a rate per annum equal to, at the borrower’s option, either (i)  negative 0.75% from the ABL Effective Date until delivery of a financial certificate evidencing the average quarterly availability with respect to the fiscal quarter ending on June 30, 2021 and then thereafter, negative 0.75%% to negative 0.25% subject to a pricing grid set forth in the ABL Credit Agreement (depending on the average quarterly availability) plus a CB Floating Rate (as defined in the ABL Credit Agreement) or (ii) 1.75% from the ABL Effective Date until delivery of a financial certificate evidencing the average quarterly availability with respect to the fiscal quarter ending on June 30, 2021 and then thereafter, 1.75% to 2.25% subject to a pricing grid set forth in the ABL Credit Agreement (depending on the average quarterly availability) plus the Adjusted LIBO Rate (as defined in the ABL Credit Agreement). Unused amounts under the ABL Facility incur an unused line fee of 0.25% per annum, payable in full on a quarterly basis.

The ABL Credit Agreement requires us to maintain a fixed charge coverage ratio that is tested whenever excess availability (as defined in the ABL Credit Agreement) falls below a certain level. The fixed charge coverage ratio (as defined in the ABL Credit Agreement) requires the borrower to maintain a minimum ratio of Consolidated EBITDA (as defined in the ABL Credit Agreement) equal to the amount of its fixed charges for the twelve consecutive months prior to the date on which the ratio is tested.

Floor Plan First Lien Credit Agreement

The Floor Plan Facility is an asset-based revolving loan facility related to the floor plan equipment that provides for borrowings of up to the lesser of $40 million or the borrowing base. The Floor Plan Facility has an expiration date of the earlier of (a) April 1, 2026, or (b) December 1, 2025 if the Notes remain outstanding on December 1, 2025.

Amounts outstanding, if any, under the Floor Plan Facility bear interest at a rate per annum equal to, at the borrower’s option, either (i) 0.25% from the Floor Plan Effective Date until delivery of a financial certificate evidencing Total Leverage Ratio (as defined in the Floor Plan Credit Agreement) with respect to the fiscal quarter ending on June 30, 2021 and then thereafter, 0.25% to 0.75% subject to a pricing grid set forth in the Floor Plan Credit Agreement (depending on the average quarterly availability) plus an CB Floating Rate (as defined in the Floor Plan Credit Agreement) or (ii) 2.75% from Floor Plan Effective Date until delivery of a financial certificate evidencing the average quarterly availability with respect to the fiscal quarter ending on June 30, 2021 and then thereafter, 2.75% to 3.25% subject to a pricing grid set forth in the Floor Plan Credit Agreement (depending on the average quarterly availability) plus the Adjusted LIBO Rate (as defined in the Floor Plan Credit Agreement). Unused amounts under the Floor Plan Facility incur an unused line fee of 0.25% per annum, payable in full on a quarterly basis subject to a pricing grid set forth in the Floor Plan Credit Agreement.

The Floor Plan Credit Agreement requires the Company to maintain a fixed charge coverage ratio that is tested whenever excess availability, as defined in the Floor Plan Credit Agreement, falls below a certain level. The fixed charge coverage ratio (as defined in the Floor Plan Credit Agreement) requires the Company to maintain a minimum ratio of Consolidated EBITDA (as defined in the Floor Plan Credit Agreement) equal to the amount of the Company’s fixed charges for the twelve consecutive months prior to the date on which the ratio is tested.

Credit Agreements

The ABL Credit Agreement and the Floor Plan Credit Agreement (collectively, the “Credit Agreements”) contain various customary covenants that limit or prohibit the Company’s ability to, among other things: (i) incur or guarantee additional indebtedness; (ii) pay certain dividends on its capital stock or redeem, repurchase, retire or make distributions in respect of its capital stock or subordinated indebtedness or make certain other restricted payments; (iii) make certain loans, acquisitions, capital expenditures or investments; (iv) sell certain assets, including stock of its subsidiaries; (v) enter into certain sale and leaseback transactions; (vi) create or incur certain liens; (vii) consolidate, merge, sell, transfer or otherwise dispose of all or substantially all of its assets; (viii) enter into certain transactions with its affiliates; and (ix) engage in certain business activities.

A violation of the covenants under any of the Credit Agreements may result in default or an event of default under all Credit Agreements and the Indenture. Upon the occurrence of an event of default under one or both of the Credit Agreements, the requisite lenders could elect to declare all amounts of such indebtedness outstanding to be immediately due and payable and terminate any commitments to extend further credit.

If the Company is unable to repay those amounts, the lenders under the applicable Credit Agreement may proceed against the collateral granted to them to secure such indebtedness. Substantially all of the Company’s assets are pledged as collateral under the Credit Agreements. If the lenders accelerate the repayment of borrowings, such acceleration would have a material adverse effect on its business, financial condition, results of operations or cash flows. Furthermore, cross-default provisions in the Credit Agreements provide that any default under any Credit Agreement or other significant debt agreements could trigger a cross-default under the ABL Credit Agreement, the Floor Plan Credit Agreement or the Indenture.

As noted above, pursuant to the Intercreditor Agreement the liens securing the Notes are expressly made junior in priority to all liens that secure the ABL Facility, the Floor Plan Facility and all future first-priority lien debt, including any indebtedness incurred to replace or refinance the ABL Facility or the Floor Plan Facility in accordance with the terms of the Indenture.

The foregoing descriptions of the Credit Agreements do not purport to be complete and are qualified in their entireties by the terms of the Credit Agreements and the Intercreditor Agreement, copies of which are attached hereto as Exhibits 10.1, 10.2 and 10.3 and are incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement

On April 1, 2021, in connection with the Notes offering and entry into the ABL Facility and the Floor Plan Facility, the Company repaid in full the $147.2 million of outstanding borrowings under and terminated the facilities under the Note Purchase Agreement among the Company, Alta, Alta Enterprises, Alta Construction IL, Alta Heavy Equipment, Alta Industrial MI, Alta Construction, Alta Industrial Equipment, NITCO, Alta Construction FL, the purchasers party thereto, and U.S. Bank National Association, as Administrative Agent.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information provided under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

4.1	Indenture, dated April 1, 2021, among the Company, the Guarantors listed therein and Wilmington Trust, National Association, as trustee and as collateral agent.
4.2	Form of 5.625% Senior Secured Second Lien Notes due 2026 (included in Exhibit 4.1).
10.1

Sixth Amended and Restated ABL First Lien Credit Agreement, dated April 1, 2021, among Alta Equipment Group Inc., Alta Equipment Holdings, Inc., Alta Enterprises, LLC, Alta Construction Equipment Illinois, LLC, Alta Heavy Equipment Services, LLC, Alta Industrial Equipment Michigan, LLC, Alta Construction Equipment, L.L.C., Alta Industrial Equipment Company, L.L.C., NITCO, LLC, Alta Construction Equipment Florida, LLC, Alta Industrial Equipment New York, LLC, Alta Construction Equipment New York and PEAKLOGIX, LLC the lenders party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent.

10.2

Sixth Amended and Restated Floor Plan First Lien Credit Agreement, dated February 3, 2020, among Alta Equipment Group Inc., Alta Equipment Holdings, Inc., Alta Enterprises, LLC, Alta Construction Equipment Illinois, LLC, Alta Heavy Equipment Services, LLC, Alta Industrial Equipment Michigan, LLC, Alta Construction Equipment, L.L.C., Alta Industrial Equipment Company, L.L.C., NITCO, LLC, Alta Construction Equipment Florida, LLC, Alta Industrial Equipment New York, LLC, Alta Construction Equipment New York and PEAKLOGIX, LLC the lenders party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent.

10.3

Intercreditor Agreement, dated April 1, 2021, between JPMorgan Chase Bank, N.A., as Administrative Agent for the ABL First Lien Secured Parties, WILMINGTON TRUST, NATIONAL ASSOCIATION, as collateral agent for the Second Lien Secured Parties, and acknowledged by Alta Equipment Group Inc., Alta Equipment Holdings, Inc., Alta Enterprises, LLC, Alta Construction Equipment Illinois, LLC, Alta Heavy Equipment Services, LLC, Alta Industrial Equipment Michigan, LLC, Alta Construction Equipment, L.L.C., Alta Industrial Equipment Company, L.L.C., NITCO, LLC, Alta Construction Equipment Florida, LLC, Alta Industrial Equipment New York, LLC, Alta Construction Equipment New York, LLC and PEAKLOGIX, LLC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALTA EQUIPMENT GROUP INC.

Dated: April 5, 2021	By:	/s/ Ryan Greenawalt
Ryan Greenawalt
Chief Executive Officer